Exhibit 10.1

OFFTAKE TERMINATION AND SETTLEMENT AGREEMENT

This Offtake Termination and Settlement Agreement (this “Agreement”) is dated as of June 25, 2026 among i-80 Gold Corp. (the “Company”), Vox Royalty Cayman SEZC (“Vox Cayman”) and Vox Royalty Corp., the parent company of Vox Cayman (the “Parent”, and together with Vox Cayman, the “Vox Parties” and each a “Vox Party”). The Company and the Vox Parties may each be referred to as a “Party” and together as the “Parties”.

WHEREAS, the Company and the Guarantors (as defined below) are obligated to sell and deliver up to 40,000 ounces of refined gold per calendar year pursuant to the Amended and Restated Offtake Agreement dated August 23, 2023 (the “2023 Offtake Agreement”) among: (i) Goldcorp Dee LLC, as seller; (ii) the Company, Premier Gold Mines USA, Inc., Premier Gold Mines Nevada Inc., Au-Reka Gold LLC, Osgood Mining Company, LLC, and Ruby Hill Mining Company, LLC (collectively, the “Guarantors”); and (iii) TRR Offtakes LLC (“TRR”), as the original purchaser and purchasers’ agent thereunder;

WHEREAS, the 2023 Offtake Agreement is the most recent amendment and restatement of a series of offtake arrangements for the sale of refined gold, originally entered into pursuant to an offtake agreement dated June 2, 2016, which was amended on September 30, 2016, amended and restated effective January 31, 2019, further amended and restated effective March 4, 2020, replaced by a new offtake agreement dated April 7, 2021 entered into to give effect to the spin-out of the Company and its U.S. assets from Premier Gold Mines Limited, and amended and restated effective December 13, 2021;

WHEREAS, OMF Fund II (O) Ltd. and OMF Fund III (Cr) Ltd. were the original purchasers and OMF Fund II (O) Ltd. was the purchasers’ agent under the offtake arrangements as amended and restated effective December 13, 2021, and on January 11, 2022 transferred all of its rights and obligations thereunder to TRR, following which the parties thereto amended and restated such arrangements as the 2023 Offtake Agreement, under which TRR acted as the purchaser and purchasers’ agent;

WHEREAS, on September 26, 2025, TRR assigned all of its right, title and interest in and to the 2023 Offtake Agreement to Vox Cayman pursuant to Section 13.1 of the 2023 Offtake Agreement (as evidenced by the Company’s Purchaser’s Acknowledgement dated September 26, 2025), Vox Cayman designated itself as the Purchasers’ Agent under the 2023 Offtake Agreement in accordance with Section 14.3 thereof, and TRR’s notice details were contemporaneously changed to c/o Deterra Royalties Limited, Perth, Western Australia;

WHEREAS, as of the date hereof, Vox Cayman is the sole legal and beneficial owner of, and holds, 100% of the Purchaser’s Share (as defined in the 2023 Offtake Agreement) and is the sole Purchaser and the Purchasers’ Agent under the 2023 Offtake Agreement;

WHEREAS, on September 29, 2025, Vox Cayman provided notice of a collateral assignment of its interest under the 2023 Offtake Agreement to Bank of Montreal (“BMO”), as agent, as security for certain obligations owed by Vox Cayman to BMO pursuant to an Ontario-law governed general security agreement and a Cayman-law governed debenture, each dated September 26, 2025 (the “BMO Security Interest”), and Goldcorp Dee LLC acknowledged such collateral assignment on October 6, 2025;

WHEREAS, the Company and the Guarantors wish to terminate the 2023 Offtake Agreement and all of their respective obligations and liabilities thereunder, and the Vox Parties have agreed to such termination, in each case on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in consideration of, and as the sole consideration for, the termination of the 2023 Offtake Agreement, the Company has agreed to issue the Settlement Shares (as defined below) to the Parent, as nominee of Vox Cayman, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), as more fully described in this Agreement;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“2023 Offtake Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“BMO” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“BMO Security Interest” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the termination of the 2023 Offtake Agreement and the issuance of the Settlement Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Company’s obligations to deliver the Settlement Shares have been satisfied or waived, but in no event later than the first (1st) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company.

“Company” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“DTC” shall have the meaning ascribed to such term in Section 2.1.

“DWAC” shall have the meaning ascribed to such term in Section 2.1.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Guarantors” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“i-80 Obligation” shall have the meaning ascribed to such term in Section 2.1.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any of (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Parent” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Party” and “Parties” shall have the meanings ascribed to such terms in the Preamble to this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) pending or, to the Company’s knowledge, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Prospectus” means the Company’s base prospectus included in the Registration Statement.

“Prospectus Supplement” means the Company’s supplement to the Prospectus in respect of the placement of the Settlement Shares complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Vox Parties at the Closing.

“Registration Statement” means the Company’s effective registration statement with the Commission (File No. 333-286531), initially filed with the United States Securities and Exchange Commission (the “SEC”) on April 14, 2025, as amended by Form S-3/A filed on May 1, 2025, and further amended by Form S-3MEF (File No. 333-287243) filed on May 13, 2025 which registers the offer and sale from time to time of the Common Shares and the other securities identified therein.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents filed or furnished by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials) (including the exhibits thereto and documents incorporated by reference therein) together with the Prospectus and the Prospectus Supplement.

“Securities” means the Settlement Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” shall have the meaning ascribed to such term in Section 2.1.

“Settlement Shares” shall have the meaning ascribed to such term in Section 2.1.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Shares).

“Subsidiary” means any subsidiary of the Company as set forth on the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means The NYSE American LLC (“NYSE American”) and the Toronto Stock Exchange (“TSX”) (or any successors to the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means TSX Trust Company at its principal office in Toronto, Ontario and any successor transfer agent of the Company.

“TRR” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Vox Cayman” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Vox Party” and “Vox Parties” shall have the meanings ascribed to such terms in the Preamble to this Agreement.

1.2 Currency. All references in this Agreement to “$” shall refer to the currency of the United States of America, unless otherwise specified.

ARTICLE II.

TERMINATION AND SETTLEMENT

2.1 Termination of 2023 Offtake Agreement; Settlement Consideration. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company, the Guarantors and the Vox Parties agree that the 2023 Offtake Agreement, and all of the rights, obligations, liabilities and covenants of the Company and the Guarantors thereunder, shall be terminated in their entirety and be of no further force or effect (other than any provisions thereof that expressly survive termination), in each case effective as of the Closing. In consideration of, and as the sole consideration for, such termination, the Company shall issue to the Parent, as nominee of Vox Cayman, a number of Common Shares (the “Settlement Shares”) having an aggregate value equal to $4,800,000 (the “Settlement Amount”). The number of Settlement Shares to be issued shall be determined by dividing the Settlement Amount by a price per Share equal to the lower of: (i) the official closing price of the Common Shares as measured in U.S. dollars on the NYSE American immediately preceding the signing of this Agreement; or (ii) the average official closing price of the Common Shares as measured in U.S. dollars on the NYSE American during the five (5) Trading Days immediately preceding the signing of this Agreement. The Company shall deliver the Settlement Shares to the Parent, and the Company and the Vox Parties shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur electronically or in such other manner as the Parties shall mutually agree.

The Parties acknowledge and agree that the issuance of the Settlement Shares constitutes full and final consideration for the termination of the 2023 Offtake Agreement and the release of the Company and the Guarantors from their obligation to sell and deliver the remaining ounces of refined gold under the 2023 Offtake Agreement (the “i-80 Obligation”), and that the termination of the 2023 Offtake Agreement and the release of the i-80 Obligation will be of economic benefit to the Company and its Affiliates.

Each of the Vox Parties covenants and agrees that, upon the Closing, the 2023 Offtake Agreement and any and all obligations and/or liabilities of the Company and the Guarantors under the 2023 Offtake Agreement shall be terminated and be null and void and of no further force or effect, all of the Company‘s and the Guarantors’ obligations and/or liabilities under the 2023 Offtake Agreement shall be considered fully and finally satisfied and released, and each of the Vox Parties, on its own behalf and on behalf of its Affiliates, successors and assigns, irrevocably and unconditionally waives, releases and forever discharges any and all claims against the Company and the Guarantors in connection with, or arising as a result of, the 2023 Offtake Agreement, other than any accrued and unpaid obligations of the Company and the Guarantors through the Closing Date and the obligations of the Company under this Agreement.

The settlement of the Settlement Shares to be issued hereunder shall be effected by crediting the account of the Parent’s prime broker with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) delivery system, whereby the Parent’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by the Transfer Agent at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY VOX CAYMAN, THE PARENT AND THE COMPANY, THE PARENT SHALL:

IF APPLICABLE, DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SETTLEMENT SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SETTLEMENT SHARES.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Vox Parties the following:

(i)	this Agreement duly executed by the Company;

(ii)	a certificate executed by the Executive Vice President, General Counsel of the Company in customary form reasonably satisfactory to Vox Cayman, the Parent and their counsel; and

(iii)	the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) On or prior to the Closing Date, the Vox Parties shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Vox Parties;

(ii)

a duly executed partial release and discharge of security from BMO, in its capacity as agent, in form and substance reasonably satisfactory to the Company, releasing, discharging and terminating the BMO Security Interest in and to the 2023 Offtake Agreement and all related rights, title, interests, benefits and proceeds arising therefrom, and terminating the collateral assignment of Vox Cayman’s interest under the 2023 Offtake Agreement with respect thereto, together with such UCC-3 termination statements, lien releases or other filings and instruments as may be necessary to evidence the release and discharge of the BMO Security Interest insofar as it relates to the 2023 Offtake Agreement; and

(iii)	a certificate executed by the Chief Financial Officer of Parent and by a Director of Vox Cayman in customary form reasonably satisfactory to the Company and its counsel.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Vox Parties contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Vox Parties required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Vox Parties of the items set forth in Section 2.2(b) of this Agreement; and

(iv) all required NYSE American and TSX listing approvals (or confirmation that no such approval is required) for the Settlement Shares shall have been obtained.

(b) The respective obligations of each of the Vox Parties hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties to the Vox Parties:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other applicable Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party, other than: (i) the filings required pursuant to Section 4.2 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to the Trading Market for the listing of the Settlement Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(d) Issuance of the Securities; Registration. The Settlement Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any and all Liens imposed by the Company and are registered pursuant to the terms of the Registration Statement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on May 7, 2025 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement and the Form S-3MEF (File No. 333-287243) filed with the SEC on May 13, 2025 to increase the aggregate amount of securities offered by the Company pursuant to Rule 462(b) of the Securities Act. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B1 of Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration, except as disclosed in the SEC Reports.

(f) SEC Registration. The Company is subject to the reporting requirements of Section 13 of the Exchange Act and files periodic reports with the SEC and the Common Shares are registered with the SEC under Section 12(b) of the Exchange Act.

3.2 Representations and Warranties of the Vox Parties. The Vox Parties hereby, jointly and severally, represent and warrant as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Each Vox Party is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the applicable Transaction Documents and performance by such Vox Party of the transactions contemplated by such Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Vox Party. Each Transaction Document to which it is a party has been duly executed by such Vox Party, and when delivered by such Vox Party in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Vox Party, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Parent is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Settlement Shares (this representation and warranty not limiting the right of the Vox Parties to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal, state and Canadian securities laws).

(c) Status. At the time the Vox Parties were offered the Securities, each Vox Party was, and as of the date hereof each Vox Party is, either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience. Each Vox Party, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each Vox Party is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Each Vox Party acknowledges that it has had the opportunity to review the Transaction Documents (including all schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities, and (ii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, no Vox Party has, nor has any Person acting on behalf of or pursuant to any understanding with a Vox Party, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the first Vox Party first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Each Vox Party and its representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g) Title. Vox Cayman is the sole legal and beneficial owner of 100% of the Purchaser’s Share under the 2023 Offtake Agreement (as defined in the 2023 Offtake Agreement), and has good and valid title to the 2023 Offtake Agreement and the Purchaser’s Share, free and clear of all liens, charges, pledges, security interests and other encumbrances (other than the BMO Security Interest, which shall be released at or prior to the Closing), and no Vox Party has assigned, transferred, pledged or otherwise encumbered any interest in the 2023 Offtake Agreement other than the BMO Security Interest. Vox Cayman is the sole Purchaser and the Purchasers’ Agent under the 2023 Offtake Agreement, and no consent of any other Person (other than the release of the BMO Security Interest by BMO) is required in connection with the termination of the 2023 Offtake Agreement contemplated by this Agreement.

(h) Violation of Law. The execution and delivery of this Agreement by each Vox Party will not violate any applicable law or result in a breach of or default under any material agreement to which such Vox Party is a party.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Legends. The Settlement Shares shall be issued free of legends.

4.2 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act disclosing the material terms of the transactions contemplated hereby, within 1 Business Day of the Closing.

4.3 Listing of Common Shares. The Company shall notify the NYSE American of the offering of the Securities to the extent required by the rules of the NYSE American and the TSX.

4.4 Certain Transactions and Confidentiality. Each of the Vox Parties covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.2. Each of the Vox Parties covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.2, it will maintain the confidentiality of the existence and terms of this transaction.

4.5 Further Assurances. Each Party shall execute and deliver such further instruments and documents and take such further actions as any other Party may reasonably request in order to give full effect to the termination of the 2023 Offtake Agreement, the release and discharge of the i-80 Obligation, the release of the BMO Security Interest and the issuance of the Settlement Shares contemplated by this Agreement, including the filing or recording of any discharges, releases or termination statements (including UCC-3 termination statements) necessary to evidence the release of the BMO Security Interest.

4.6 Indemnification. Each of the Vox Parties shall, jointly and severally, indemnify and hold harmless the Company, the Guarantors and each of their respective Affiliates, directors, officers, employees and agents from and against any and all losses, liabilities, damages, costs and expenses (including reasonable legal fees) arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty made by Vox Cayman or the Parent in this Agreement, and (ii) any breach or non-performance of any covenant or agreement of Vox Cayman or the Parent contained in this Agreement. The indemnification obligations in respect of the representation and warranty set forth in Section 3.2(g) (Title) shall survive the Closing indefinitely and without limitation.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. The Company shall bear all of the Vox Parties’ reasonable invoiced costs and expenses (including the fees and disbursements of legal counsel, tax, financial advisors, BMO and accountants) incurred in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement and the consummation of the transaction, regardless of whether the transaction is ultimately completed, provided that the Vox Parties’ aggregate costs and expenses under this Section shall not exceed $50,000.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

Company:

Address:

Email:

Attention:

Vox Cayman:

Address:

Email:

Attention:

Parent:

Address:

Email:

Attention:

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Vox Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon the Company and the Vox Parties.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to conflicts of law rules, and the Parties irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Ontario.

5.9 Survival. Except as set forth in this Section 5.9, the representations and warranties contained herein shall survive the Closing for a period of two (2) years from the Closing. Notwithstanding the foregoing, the representations and warranties of the Vox Parties set forth in Section 3.2(g) (Title) shall survive the Closing indefinitely and without any time limit. The covenants and agreements of the Parties contained herein, including the termination, release and waiver provisions set forth in Section 2.1, shall survive the Closing in accordance with their terms.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Company and the Vox Parties will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Each party agrees that it shall not have a remedy of punitive or consequential damages against the other and hereby waives any right or claim to punitive or consequential damages it may now have or may arise in the future.

5.13 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits or consolidations, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

I-80 GOLD CORP.

By:
Name:
Title:

VOX ROYALTY CAYMAN SEZC	VOX ROYALTY CORP.

By:	By:
Name:	Name:
Title:	Title: